Exhibit 5(B)

Writer’s Direct Dial: +1 212 225 2190
E-Mail: mvolkovitsch@cgsh.com

November 28, 2011

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Klarabergsviadukten 61-63
P.O. Box 194
SE-101 23 Stockholm
Sweden

Ladies and Gentlemen:

We have acted as U.S. counsel to Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation), a Swedish public limited liability company (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form F-3 of the Company, filed by the Company with the Commission on the date hereof (such registration statement, excluding Exhibit 25 and the documents incorporated by reference therein, as effective as of the date hereof, being hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, the prospectus (the “Prospectus”) and the supplement to the prospectus (the “Prospectus Supplement”) contained therein and one or more additional supplements to the Prospectus, of the Company’s unsecured debt securities (the “Debt Securities”) in an unlimited aggregate principal amount, and the Company’s index warrants (the “Index Warrants”) in an unlimited aggregate number.  The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture, dated as of August 15, 1991 (the “1991 Indenture”), as supplemented by a first supplemental indenture dated as of June 2, 2004 (“Indenture Supplement No. 1”), a second supplemental indenture dated as of January 30, 2006 (“Indenture Supplement No. 2”), a third supplemental indenture dated as of October 23, 2008 (“Indenture Supplement No. 3”) and a fourth supplemental indenture dated as of March 8, 2010 (“Indenture Supplement No. 4” and, together with Indenture Supplement No. 1, Indenture Supplement No. 2 and Indenture Supplement No. 3, the “Supplements”), each between the Company and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder (the “Trustee”).  The 1991 Indenture and the Supplements are herein referred to together as the “Indenture.”

In arriving at the opinions expressed below, we have examined and relied on the following documents:

(a)                                  the Registration Statement and the documents incorporated by reference therein;

(b)                                 the Prospectus and the documents incorporated by reference therein;

(c)                                  the Prospectus Supplement; and

(c)                                  an executed copy of each of the 1991 Indenture, Indenture Supplement No. 1, Indenture Supplement No. 2, Indenture Supplement No. 3 and Indenture Supplement No. 4.

In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.  In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine and that all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.

Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that:

When the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture, and when such Debt Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Debt Securities, such Debt Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

With respect to our opinion expressed above as it relates to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date.  We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.  Additionally, we have assumed that any Indexed Security (as such term is defined in the Indenture) will comply with the United States Commodity Exchange Act, as amended, and the rules, regulations and orders of the Commodity Futures Trading Commission promulgated thereunder or with any applicable exclusion or exemption therefrom, and with any applicable provisions of state law.

The opinion expressed above is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.  Our opinion is also subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion other than as to the federal securities laws of the United States of America and the law of the State of New York. With respect to matters governed by the law of Sweden, including the valid existence of the Company, its corporate power to issue the Notes and its due authorization of all necessary action in connection with such issuance and its performance of related obligations including execution and delivery, we have relied on the opinion dated November 28, 2011 of Advokatanfirma Vinge KB, Swedish counsel to the Company, which has been filed as exhibit number 5(a) to the Company’s Registration Statement on Form F-3 dated November 28, 2011.

We hereby consent to the filing of this opinion in the Registration Statement and to the reference to our firm under the heading “Validity of the Debt Securities” in the prospectus dated November 28, 2011, which prospectus constitutes a part of such Registration Statement. In addition, if a prospectus supplement or pricing supplement relating to the offer and sale of any particular Debt Securities is prepared and filed by the Company with the Commission on a future date and the prospectus supplement or pricing supplement contains a reference to our firm and to this opinion in substantially the form set forth below, this consent will apply to the reference to us and to this opinion:

In the opinion of Cleary Gottlieb Steen & Hamilton LLP, when the Notes offered by this [Prospectus Supplement/Pricing Supplement] have been executed and issued by the Company and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such Notes will be legal, valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

This opinion is given as of the date of this [Prospectus Supplement/Pricing Supplement] and is limited to matters governed by the federal laws of the United States of America and the laws of the State of New York. With respect to matters governed by the law of Sweden, including the valid existence of the Company, its corporate power to issue the Notes and its due authorization of all necessary action in connection with such issuance and its performance of related obligations including execution and delivery, we have relied on the opinion dated November 28, 2011 of Advokatfirma Vinge KB, Swedish counsel to the Company, which has been filed as exhibit number 5(a) to the Company’s Registration Statement on Form F-3 dated November 28, 2011. In addition, this opinion is subject to customary assumptions as to legal capacity, genuineness of signatures and authenticity of documents and our reliance on the Company and other sources as to certain factual matters, as stated in the opinion dated November 28, 2011, which has been filed as exhibit number 5(b) to the Company’s Registration Statement on Form F-3 dated November 28, 2011. This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a currency other than U.S. dollars. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.”

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Michael J. Volkovitsch
Michael J. Volkovitsch, a Partner